Exhibit 99.1

Press	II-VI Incorporated
Release	375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
Telephone (724) 352-4455

Release Date:	December 14, 2006	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI INCORPORATED RECEIVES $17 MILLION IN ORDERS FOR ULTRA-VIOLET (UV) FILTER ASSEMBLIES USED IN AIRCRAFT DEFENSE SYSTEMS

PITTSBURGH, PA., December 14, 2006 — II-VI Incorporated (NASDAQ NGS: IIVI) today announced the receipt of $17 million in Ultra-Violet (UV) Filter orders from a major military customer. These orders represent the initial release on a multi-year, sole source contract that the Company has received. The contract, recently awarded to the Company’s Near-Infrared Optics business segment, involves the production of UV Filter assemblies used in systems to protect aircraft against missile threats.

Francis J. Kramer, president and chief operating officer of II-VI Incorporated, said “We are excited about these orders and the future opportunities for this product area. The award of this contract was a result of a successful teaming effort between our Near-Infrared Optics business segment and our Advanced Material Development Center. We have been able to maintain excellent on-time delivery and quality as we have continually increased production rates to meet our customer’s demand.”

The $17 million orders will be recognized by the Near-Infrared Optics business segment as bookings for the quarter ending December 31, 2006. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma ray instrumentation. The Company’s infrared optics business manufactures optical and opto-electronic components sold under the II-VI brand name. The Company’s near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers at the Company’s VLOC subsidiary. The Company’s military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics (EEO) brand name. In the Company’s Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Company’s Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets.

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II-VI Incorporated

December 14, 2006

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006; (ii) purchasing patterns from customers and end-users; (iii) timely release of new products, and acceptance of such new products by the market; (iv) the introduction of new products by competitors and other competitive responses; and/or (v) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail,

ccreaturo@ii-vi.com.

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